Exhibit A-12(a)

                          PENNSYLVANIA ELECTRIC COMPANY

                7.34% Subordinated Debentures, Series A due 2039



No.   1                                      $103,092,800.00



      Pennsylvania Electric Company, a Pennsylvania corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), promises to pay to Penelec Capital II, L.P. or registered assigns, the principal amount of One Hundred Three Million, Ninety-Two Thousand, Eight Hundred and 00/100 Dollars on September 1, 2039.

      Interest Payment Dates: September 1, December 1, March 1 and June 1 of each year, commencing September 1, 1999

      Regular Record Dates: the 15th day of the month before the month in which each Interest Payment Date falls (or if all the Securities are held in book-entry-only form, the Business Day immediately preceding the applicable Interest Payment Date).

      This Security shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication below.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof which shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                    Pennsylvania Electric Company


                                    By:   /s/ T. G. Howson
                                        -----------------------------
                                        Name:  T.G. Howson
                                        Title: Vice President


                                    By:   /s/ S. H. Somich
                                        -----------------------------
                                        Name:  S.H. Somich
                                        Title: Assistant Treasurer








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



TRUSTEE'S CERTIFICATE OF AUTHENTICATION This is one of the Securities referred to in the within-mentioned Indenture.


UNITED STATES TRUST COMPANY OF NEW YORK

By:
     --------------------------
      Authorized Signatory






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


                          PENNSYLVANIA ELECTRIC COMPANY

               7.34% Subordinated Debentures, Series A due 2039


1.    Payment of Interest and Additional Interest

      Pennsylvania Electric Company, a Pennsylvania corporation (the "Company"), promises to pay interest on the principal amount of this Security (the "Series A Securities") at the rate per annum shown in its title above. Interest will be payable on each Interest Payment Date, commencing September 1, 1999. Interest on this Security will accrue for each day that elapses from the most recent date to which interest has been paid, or if no interest has been paid, from the date of its authentication, to the next Interest Payment Date; provided that, if there is no existing Event of Default in the payment of interest and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Under certain circumstances, the Company may be required to pay Additional Interest.

      The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at the rate per annum borne by this Security.

2.    Deferral of Interest

      The Company may at any time and from time to time, if it is not in default in the payment of interest on the Series A Securities, extend the interest payment period on the Series A Securities for up to 20 consecutive quarterly periods, but not later than September 1, 2039. At the end of such period the Company will pay all interest then accrued and unpaid (including interest on such interest if legally permitted), provided that during such interest extension period, which the Company may shorten at its option, neither the Company nor any Subsidiary will (i) declare or pay any dividend on or purchase, redeem or acquire or make a liquidation payment on its Capital Stock (other than dividends by wholly-owned Subsidiaries), or make any guarantee payments with respect to the foregoing; or (ii) make any interest, principal or premium payment on, or repurchase or redeem, any of its debt securities that rank equal with or junior to the Series A Securities.


3.    Method of Payment

      The Company will pay interest on the Series A Securities (except defaulted interest) to the persons who are registered Holders at the close of business on the 15th day of the month
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


before the month in which each Interest Payment Date falls (or if all the Series A Securities are held in book-entry-only form, on the Business Day immediately preceding the Interest Payment Date) even if the Series A Security is thereafter canceled on registration of transfer or registration of exchange. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by its check payable in such money. It may mail an interest payment to a Securityholder's registered address.

4.    Paying Agent and Registrar

      Initially, the Trustee will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice, other than notice to the Trustee. The Company or an Affiliate of the Company may act as Paying Agent, Registrar or co-Registrar.

5.    Indenture

      The Company issued the Series A Securities under an Indenture, dated as of June 1, 1999 (the "Indenture"), between the Company and the Trustee. The Indenture also provides for the issuance by the Company from time to time of additional Securities of different series and with different terms and conditions but subject, nevertheless, to the Indenture. The terms of the Series A Securities include those stated herein and in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Series A Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

      The Series A Securities are general unsecured obligations of the Company limited to $103,092,800 aggregate principal amount.

6.    Redemption

      Optional. At the option of the Company, the Series A Securities are redeemable from and after September 1, 2004, as a whole, or from time to time in part. The amount to be paid on redemption (the "Redemption Price") shall be equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Additional Interest, if any, and accrued interest thereon, to the Redemption Date. The Company must notify the Trustee of its election to redeem the Series A Securities at least 45 days before the Redemption Date. In addition, upon occurrence of a Special Event, the Company may, within ninety
(90) days following the occurrence thereof and subject to the terms and conditions of the Indenture, elect to redeem the Series A
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


Securities, in whole, at a price equal to 100% of the principal amount to be redeemed plus any accrued but unpaid interest (including Additional Interest) to the Redemption Date and accrued interest thereon; provided, however, that if at the time of the occurrence of the Special Event, there is available to the Company, Penelec Capital or the Trust, the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which would have no adverse effect on Penelec Capital, the Trust, the Company or the Holders or holders of Trust Securities, the Company, Penelec Capital or the Trust, as the case may be, will pursue such measure in lieu of redemption.

      Mandatory. If Penelec Capital II, L.P. (or any successor in interest) redeems all or a portion of the Series A Preferred Securities (or any securities issued in substitution for the Series A Preferred Securities), the Company is required to redeem all or a corresponding portion, as the case may be, of the Series A Securities in accordance with the provisions of the first two sentences of the immediately preceding paragraph. The Company is also required to redeem all outstanding Securities upon the dissolution of Penelec Capital II, L.P. (or any successor in interest), except in connection with a Distribution Event.

7.    Notice of Redemption; Conditional Notice.

      Notice of redemption will be mailed at least 30 days but not more than 90 days before the Redemption Date to each Holder of Series A Securities to be redeemed at the Holder's registered address. Interest on the Securities to be redeemed by the Company will cease to accrue after the Redemption Date. Series A Securities in denominations larger than $25 of principal amount may be redeemed in part but only in integral multiples of $25 of principal amount.

      In connection with an optional redemption, such notice may state that it is subject to the receipt by the Trustee of funds from the Company on or before the Redemption Date, in which event such notice shall be ineffective unless such funds are so received.

8.    Subordination

      The Securities are subordinated to Senior Indebtedness (as that term is defined in the Indenture). To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to such subordination and authorizes the Trustee to give it effect.

9.    Denominations; Transfer; Exchange

      The Series A Securities are in registered form, without
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


coupons, in denominations of $25 of principal amount and integral multiples of $25. A Holder may transfer or exchange Series A Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities for a period of five days before notice of redemption is given or any Securities that are selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed).

10.   Persons Deemed Owners

      The registered Holder of this Security may be treated as the owner of this Security for all purposes.

11.   Amendment; Waiver

      Subject to certain exceptions in the Indenture which require the consent of every Holder, (i) the Indenture or the Series A Securities may be amended with the written consent of the Special Representative or the Holders of a majority in aggregate principal amount of the Series A Securities at the time outstanding, and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Special Representative or the Holders of a majority in aggregate principal amount of the Series A Securities at the time outstanding. Subject to certain exceptions in the Indenture, without the consent of any Securityholder or the Special Representative, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to bind a successor to the obligations of the Indenture, to provide for uncertificated Securities in addition to certificated Securities, to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of the Indenture under the TIA, to make any change that does not adversely affect the rights of any Securityholder or to provide for the issuance of any other series of Securities. Amendments bind all Holders and subsequent Holders.

12.   Defaults and Remedies

      Under the Indenture, Events of Default include (i) default in payment of the principal amount, or interest (including Additional Interest, if any), in respect of the Securities when the same becomes due and payable subject, in the case of interest, to the grace period and any extension period provided for in the Indenture; (ii) failure by the Company to comply with its other covenants in the Indenture or the Securities, subject to notice and lapse of time; and (iii) certain events of bankruptcy or insolvency of the Company. If an Event of Default occurs and is continuing, the Trustee, the Special Representative, or the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, may declare all the Securities to be due and
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


payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

      Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity and security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities at the time outstanding or the Special Representative may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in paying principal and/or interest) if it determines that withholding notice is in their interests.

13.   Trustee Dealings with the Company

      Subject to certain limitations imposed by the TIA, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


14.   No Recourse Against Others

      A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.   Abbreviations

      Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).


16.   Unclaimed Money

      If money for the payment of principal or interest remains unclaimed for three years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to such money must look to the Company for payment.

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


17.   Discharge Prior to Maturity

      If the Company deposits with the Trustee or Paying Agent money or United States Government Obligations sufficient to pay the principal of and interest on the Securities to maturity, the Company will be discharged from the Indenture under certain conditions and except for certain provisions thereof.

18.   Successor

      When a successor Person to the Company assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the Indenture, such predecessor shall be released from those obligations.

19.   Governing Law

      THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.






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


                                 ASSIGNMENT FORM

      To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:

--------------------------------------------------------------
      (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------
      (Print or type assignee's name, address and zip code)

and  irrevocably  appoint   -------------------------  agent  to  transfer  this
Security on the books of the Company. The agent may substitute another to act for him.



Dated:                              Signature:
       -------------------                   ----------------------------
                                    (Sign exactly as your name appears on the other side of this Security)



Signature Guaranty:
                    -----------------------

(New York commercial bank or trust company or member of an accepted medallion guaranty)





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